EXHIBIT NO. (23)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-59747, 333-82366) and S-8 (File Nos. 2-98306, 33-13066, 33-64563, 33-64677, 333-24609, 333-25077, 333-37953, 333-40814) of Commonwealth Telephone Enterprises, Inc. and Subsidiaries of our report dated February 11, 2002 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 15, 2002